Exhibit 99.2

FOR IMMEDIATE RELEASE	Contacts: Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. ANNOUNCES

SALE OF ITS CLEAR LAKE BRANCH

CONROE, TEXAS – July 20, 2020 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (the “Company” or “Spirit”), the holding company for Spirit of Texas Bank (the “Bank”), today announced that the Bank has entered into a Branch Purchase and Assumption Agreement to sell its Clear Lake, Texas branch (the “Branch”) to Moody National Bank (“Moody”) of Galveston, Texas.

Dean O. Bass, Spirit’s Chairman and Chief Executive Officer, stated, “We are pleased to announce that we have entered into an agreement to sell our Clear Lake banking office to Moody National Bank, as we seek to optimize our branch footprint in furtherance of our continued effort to diligently focus on reducing expenses. Moody will obtain a book of business that they can successfully build on in the Moody tradition.”

Under the terms of the Branch Purchase and Assumption Agreement, Moody will assume certain deposit liabilities and acquire certain assets, including cash, personal property and other assets, associated with the Branch. Subject to the customary regulatory approval, the transaction is expected to close in the fourth quarter of 2020. Customers of the Branch will receive additional information regarding the sale in the near future. As of June 30, 2020, the deposit balances at the Branch (excluding certain deposits not subject to the transaction) were approximately $26 million.

Victor Pierson, Chairman, President and Chief Executive Officer of Moody National Bank, stated, “We are excited about the opportunity to expand our footprint in the Clear Lake / NASA area. We also look forward to the Spirit bankers at the branch joining our team, as they continue to provide the excellent products and customer service to the Clear Lake community. We have the highest respect for Dean and his team at Spirit and appreciate the opportunity to work with them on this transaction.”

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 41 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, Austin, San Antonio-New Braunfels, Corpus Christi and Tyler metropolitan areas, along with offices in North Central and South Texas. Please visit www.sotb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended. Any statements about our expectations, beliefs, plans, predictions, protections, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically, but not exclusively, identified by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will, “should,” “seeks,” “likely,” “intends” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) changes in general business, industry or economic conditions, or competition; (ii) the impact of the COVID-19 pandemic on the Bank’s business, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and the programs established thereunder, and the Bank’s participation in such programs, (iii) changes in any applicable law, rule, regulation, policy, guideline, or practice governing or affecting bank holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iv) adverse changes or conditions in capital and financial markets; (v) changes in interest rates; (vi) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (vii) the risk that converting the operations of the Branch to Moody will be materially delayed or will be more difficult than expected; (viii) the effect of the announcement of the proposed transaction on customer relationships and operating results; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) higher-than-expected costs or other difficulties related to integration of combined or merged businesses; (xi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (xii) changes in the quality or composition of our loan and investment portfolios; (xii) adequacy of loan loss reserves; (xiii) increased competition; (xiv) loss of certain key officers; (xv) continued relationships with major customers; (xvi) deposit attrition; (xvii) rapidly changing technology; (xviii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xix) changes in the cost of funds, demand for loan products, or demand for financial services; (xx) other economic, competitive, governmental, or technological factors affecting our operations, markets, products, services, and prices; and (xxi) our success at managing the foregoing items. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and other reports that are filed with the Securities and Exchange Commission.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

###

2